Exhibit 99.2

No Spacing;HRG GROUP, INC. 450 PARK AVE. 29TH FLOOR NEW YORK, NY 10022 SCAN TO VIEW MATERIALS &VOTE
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until [Time, Date]. Follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until [Time, Date]. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it up until [Time, Date] to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.
IN PERSON You may vote these shares in person by attending the Special Meeting.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E45586-P08904 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HRG GROUP, INC. The HRG Board of Directors recommends a vote FOR each of the following proposals:
1. To approve a proposal to amend the HRG’s certificate of incorporation to cause each outstanding share of HRG common stock to, by means of a reverse stock split, be combined into a fraction of a share of HRG common stock equal to the number of shares of Spectrum common stock currently held by HRG divided by the number of outstanding shares of HRG common stock on a fully diluted basis, subject to certain adjustments 2. To approve a proposal to amend HRG’s certificate of incorporation to subject HRG to Section 203 of the General Corporation Law of the State of Delaware 3. To approve a proposal to amend HRG’s certificate of incorporation to decrease the number of authorized shares of HRG common stock from 500 million to 200 million 4. To approve a proposal to amend HRG’s certificate of incorporation to increase the number of authorized shares of HRG preferred stock from 10 million to 100 million 5. To approve a proposal to amend HRG’s certificate of incorporation to amend the Internal Revenue Code Section 382 transfer provisions 6. To approve a proposal to amend HRG’s certificate of incorporation to include, among others, changing HRG’s corporate name from “HRG Group, Inc.” to “Spectrum Brands Holdings, Inc.” 7. To approve a proposal to approve the issuance of shares of HRG common stock in connection with the Agreement and Plan of Merger, dated as of February 24, 2018 (the “merger agreement”), by and among Spectrum Brands Holdings, Inc., HRG, HRG SPV Sub I, Inc. and HRG SPV Sub II, LLC 8. To approve a proposal to adjourn the HRG special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the HRG special meeting to approve the foregoing proposals 9. To approve a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to HRG’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

No Spacing;SPECIAL MEETING OF STOCKHOLDERS OF HRG GROUP, INC.
[Date] NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Special Meeting and the accompanying Joint Proxy Statement/Prospectus are available at www.HRGgroup.com under the heading “Annual Meeting and Materials.”
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. E12844-P82043 HRG GROUP, INC. SPECIAL MEETING OF STOCKHOLDERS: [Date] This proxy is solicited by the Board of Directors for use at the HRG Group, Inc. Special Meeting of Stockholders on [Date] or any postponement(s) or adjournment(s) thereof.
The undersigned, having read the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus with respect to the Company’s 2018 Special Meeting of Stockholders, receipt of which is hereby acknowledged, does hereby appoint and constitute Ehsan Zargar and George C. Nicholson, each or either of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Special Meeting of Stockholders of HRG Group, Inc. (the “Company”) to be held at the offices of Davis Polk & Wardwell LLP located at 450 Lexington Avenue, New York, New York 10017, on [Date], beginning at [Time], Eastern Time, and at any postponement or adjournment thereof, with respect to all of the shares of the Company’s common stock, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all of the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. These proxies are authorized to vote in their discretion upon such other business as may properly come before the 2018 Special Meeting of Stockholders or any adjournment or postponement thereof. This proxy, when properly executed and returned in a timely manner, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side.) V.1.1